UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EVER-GLORY INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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 EVER-GLORY INTERNATIONAL GROUP, INC.
Ever-Glory Commercial Center,
509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu Province,
Peoples Republic of China

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 18, 2010 (Beijing Time)

To the Shareholders of Ever-Glory International Group, Inc.:

Please take notice that the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Ever-Glory International Group, Inc., a Florida corporation (the “Company” or “Ever-Glory”), will be held on November 18 at 10:00 a.m. Beijing time, at the Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, for the following purposes:

1. To elect a Board of five (5) directors, to serve until the 2011 annual meeting of shareholders or until their successors are duly elected and qualified;

2.  To ratify the appointment of GHP Horwath P.C. as our independent auditor to review the three quarterly financial statements ended on September 30, 2010.

3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

A proxy statement attached to this notice describes these matters in more detail as well as additional information about Ever-Glory and its officers and directors. The Board of Directors has fixed the close of business on October 12, 2010 EST  as the record date and only holders of the Company’s common stock as of the close of business on October 12, 2010 EST are entitled to receive this notice and vote at the Annual Meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors

/s/ Edward Yihua Kang
Chairman of the Board

Nanjing, China
Date: October 13,2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to Be Held on November 18, 2010 (Beijing Time)
The Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available at http://ever-glory.investorroom.com

Table of Contents

PROXY STATEMENT	1
Date, Time and Place of Meeting	1
Record Date, Outstanding Shares, Quorum and Voting	1
Solicitations and Voting of Proxies	2
Revocability of Proxies	2
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	2
PROPOSAL NO. 1: ELECTION OF DIRECTORS	3
The Board of Directors	3
Vote Required	5
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF	5
The Board of Directors and its Committees	5
Audit Committee	6
Compensation Committee	6
Nominating Committee	6
Attendance of Directors at Shareholder Meetings	7
CORPORATE GOVERNANCE MATTERS	7
Corporate Governance Principles	7
Director Qualifications and Nominations	7
Communications with the Board of Directors	7
DIRECTORS AND EXECUTIVE OFFICERS	7
Arrangements Involving Directors or Executive Officers	8
Family Relationships	8
Business Experience	8
Legal Proceedings	8
Section 16(a) Beneficial Ownership Reporting Compliance	8
Director Independence	9
EXECUTIVE COMPENSATION	9
Compensation Discussion and Analysis	9
Executive Compensation	9
Other Compensation	11
Employment Contracts and Termination of Employment and Change-In-Control Arrangements	11
Outstanding Equity Awards at Fiscal Year-End December 31, 2009	12
Certain Relationship And Related Transactions	13
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	15
Audit Committee Report	15
Principal Accountant Fees and Services	15
OTHER MATTERS	15
PROXY SOLICITATION	15
SHAREHOLDER PROPOSALS	16
ANNUAL REPORT	16

EVER-GLORY INTERNATIONAL GROUP, INC.
Ever-Glory Commercial Center,
509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu Province,
Peoples Republic of China

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Ever-Glory International Group, Inc. for the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on November 18 at 10:00 a.m.. Beijing time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu  211102 China or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about October 22, 2010.  The Company’s Annual Report on Form 10-K for 2009, including financial statements for the year ended December 31, 2009, but excluding certain exhibits, is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to the Company of reasonable expenses.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on the record date of October 12, 2010.  At the close of business on the record date, 14,750,783 shares of common stock were outstanding. Holders of shares of common stock are entitled to vote at the Annual Meeting. Each share of common stock outstanding as of the record date entitles its holder to one vote.

Business may be transacted at the Annual Meeting if a quorum is present. A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a “broker non-vote”), the nominee can vote them as it sees fit only on matters that are determined to be “routine”, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

In Proposal No. 1 (Election of Directors), directors will be elected by a plurality (meaning, the largest number of votes cast) of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.  Approval of Proposal No. 2 (Ratification of Appointment of Independent Auditor) will require the affirmative vote of the majority of the shares entitled to vote in the election at the Annual Meeting at which a quorum is present. With respect to Proposal No. 1, which requires a plurality vote, broker “non-votes” have no effect and abstentions have the same effect as negative votes, and with respect to Proposal No. 2, which requires the affirmative vote of a majority of the shares entitled to vote in the election at the Annual Meeting at which a quorum is present, abstentions and broker “non-votes” have the same effect as negative votes. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal.

It is important that your proxy be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting in person.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If not otherwise instructed, the shares represented by each valid returned proxy in the form accompanying this proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the shareholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment of the meeting. The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. If you sign and date the proxy card and mail it back to us in the enclosed envelope, the proxy holders named on the Proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote your shares “for” such proposal or, in the case of the election of directors, vote “for” election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked (i) by a writing delivered to the Secretary of Ever-Glory stating that the proxy is revoked, (ii) by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Annual Meeting, the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.   Any written notice of revocation or subsequent proxy should be delivered to Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing,  Jiangsu  211102 China, Attention: Secretary, or hand-delivered to the Secretary of Ever-Glory International Group, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation and assembly of this proxy statement, printing and mailing the notice of this proxy statement, the proxy and any additional solicitation materials furnished to you. We will reimburse our transfer agent for its out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will be approximately $20,000. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. We will not pay our employees additional compensation for contacting you.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information regarding the beneficial ownership of our common stock as of October 12, 2010, for each of the following persons:

o	each of our directors and each of the named executive officers in the “Director and Executive Officers” on page 7 of this Proxy Statement;

o	all directors and named executive officers as a group; and

o	each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. The percentage of class beneficially owned set forth below is based on 14,750,783 shares of our common stock outstanding October 12, 2010.

Name, Title and address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)	Percent of Class

Executive Officers and Directors (2)
Edward Yihua Kang Chief Executive Officer, President and Chairman of the Board	4,802,315	32.56%
Jiajun Sun Chief Operating Officer and Director	174,800	1.19%
Jiansong Wang Chief Financial Officer and Secretary	-	-
Gerald (Gerry) Goldberg Director 19 Peter Andrew Crescent Thronhill ON L4J 3E2 Canada	836	0.01%
Changyu Qi Director	5,802	0.04%
Zhixue Zhang Director	5,763	0.04%
All Executive Officers and Directors as a Group (six persons)

5% Holders
Ever-Glory Enterprises (H.K.) Ltd. (3) 100 N Barranca Ave #810 West Covina CA 91791	5,623,098	38.12%
Xiaodong Yan (3) Room 503 22th Building Mei Hua Mountain Villa No66 Nanjing 210007 China	6,002,338	40.69%

(1)
The percentage of shares beneficially owned is based on 14,750,783 shares of common stock outstanding as of October 12, 2010.  Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment and dispositive power of the shares.

(2)	Unless otherwise indicated, the address of each director and officer is c/o Ever-Glory Commercial Center, 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu Province, China

(3)
Xiao Dong Yan directly owns shares of common stock.  He is the shareholder and director of Ever-Glory Enterprises (H.K.) Ltd. and, as such, may be deemed to be the beneficial owner of the 5,623,098 shares held by Ever-Glory Enterprises (H.K.) Ltd.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election all of the five (5) directors currently serving on the Board. See “Director Nominees” below for profiles of the nominees. After the election of the directors at the Annual Meeting, our Board will have five (5) directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. We have no reason to believe that any nominee will be unavailable.

Director Nominees

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Ever-Glory, and the period during which they have served as a director are set forth in the following table and paragraphs

Name	Age	Position	Held Position Since

Edward Yihua Kang	47	Chief Executive Officer, President, and Chairman of the Board	2005

Jiajun Sun	37	Chief Operating Officer and Director	2005

Changyu Qi (1)(2)	65	Director	2008

Zhixue Zhang (1)(2)	43	Director	2008

Gerald (Gerry) Goldberg (1)(2)	67	Director	2010

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

The Board has nominated the following individuals as members of our Board of Directors:  At the Meeting, four directors (Edward Yihua Kang, Jiajun Sun, Changyu Qi and Zhixue Zhang) are to be re-elected, and one director (Gerry Goldberg) is to be elected.  Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.  Mr. Bennet P. Tchaikovsky was a member of our Board of Directors, and served as chairman of our Audit Committee and a member of the Compensation Committee until November 25, 2009. The Board appointed Mr. Goldberg appointed to the Board effective as of April 1, 2010, and is an independent director serving as the chairman of the Audit Committee and a member of the Compensation Committee.

Edward Yihua Kang has served as our President and Chief Executive Officer and as the Chairman of our Board of Directors, since 2005. From December 1993 to January 2008, Mr. Kang served as the President and Chairman of the Board of Directors of Goldenway. Mr. Kang has extensive worldwide managerial and operational experience focusing upon business development and strategic planning. Mr. Kang formerly was the Senior lecturer of the Management College, Nanjing Aeronautics and Astronautics University, and the Vice General Manager of the Import and Export Department of Nanjing Shenda Company. Mr. Kang earned a MS degree from Peking University, a Bachelor’s degree in Management from Beijing Aeronautics and Astronautics University and a Bachelor’s degree in Engineering from Nanjing Aeronautics and Astronautics University. Mr. Kang’s extensive experience in the garment industry, his acute vision and outstanding leadership capability, as well as his commitment to the Company since its inception make him well-qualified in the Board’s opinion to serve as our Chairman of the Board.

Jiajun Sun has served as our Chief Operating Officer and a member of our Board of Directors since 2005. Mr. Sun also has served as a member of the Board of Directors of Goldenway since 2000 and as a member of the Board of Directors of New-Tailun since 2006. From July 1996 to November 2002, Mr. Sun was the General Manager of International Trade Department at Goldenway. Mr. Sun has more than 8 years experience in import and export in the textile industry. Mr. Sun earned his bachelor’s degree from the Wuhan Textile Industry Institute. Mr. Sun has accumulated substantial institutional knowledge of our business and operations.  His managing experiences and analytical skills make him well positioned for his role as one of our Directors.

Changyu Qi has served as a member of the Board of Directors and a member of the Audit Committee and Compensation Committees since 2008. Mr. Qi has over 30 years of experience in international trade, and since February 2005, has served as inspector and deputy secretary of the Party Leadership Group of the Jiangsu Provincial Government’s Department of Foreign Trade and Economic Cooperation. In addition, since 2007, Mr. Qi has also served as a director on the Board of Directors of Jiangsu Skyrun International Group, which is a state-owned enterprises focusing on import and export.  He is currently the President of both the Jiangsu Chamber of Commerce for Import & Export Firms and the Jiangsu International Freight Forwarders Association. Mr. Qi received a B.S. in Foreign Trade and Economy from Beijing Foreign Trade University.  Mr. Qi’s extensive experience and deep understanding of the issues facing import and export companies and foreign trade bring a valuable perspective to our Board of Directors. Mr. Qi brings a wealth of knowledge to our Board of Directors and has proven to possess keen insight to our business.

Zhixue Zhang has served as a member of the Board of Directors, a member of the Audit Committee and chairman of the Compensation Committee since 2008.  Mr. Zhang is a professor of Organizational Management at Peking University, and has held this position since August 2008. Mr. Zhang has over fifteen years of experience in the fields of organizational psychology, management and organizational culture as it relates to conducting business within China and with Chinese businesses. From August 2001 to July 2008, he was the Associate professor at Peking University. From August 2006 to June 2007, he was a Freeman Fellow at the University of Illinois at Urbana-Champaign. From September 2001 to March 2002, he was a visiting scholar at the Kellogg School of Management at Northwestern University. Mr. Zhang holds a Ph.D. from the University of Hong Kong, and a M.Sc. from Beijing Normal University, and a B.Sc. from Henan University.  Mr. Zhang’s life-long background of management education, as well as his business aptitude and strong analytical skills, qualify him for his position as one of our Directors.

Gerald Goldberg was appointed as a member of the Board of Directors in April 2010 and serves as chairman of the Audit Committee. Mr. Goldberg has served as senior partner in the accounting firm Schwartz Levitsky Feldman LLP, based in Toronto since 1993. At the firm, he heads the US Public Company audit division, and is actively involved in the audits of various Canadian, US, Chinese and other foreign companies listed in the US and Canada. He is currently a director of Keyuan Petrochemicals, Inc. (NASDAQ: KEYP ), Baymount Inc., (TSX VENTURE: GEE.v) and Pinetree Capital Ltd. ( TSX-PNP).  He previously served as a member of the board of China Wind Systems Inc. (NasdaqGM: CWS), TITE Technologies Inc. (TSX VENTURE: JTI.V.v), Sagittarius Capital Corporation (TSX VENTURE: SCX.P.v) and Prime City One Capital Corp. (TSX VENTURE: PMO) (Formerly Scorpio Capital Corp.) He was a former partner in the predecessor firm to Grant Thornton for over ten years. Mr. Goldberg received his CTA from the University of South Africa and is a Licensed Public Accountant and a Member of the Institute of Chartered Accountants of Ontario, Canada.

Vote Required

The holders of our common stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each shareholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Unless a shareholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the Annual Meeting by a plurality (meaning, the largest number) of the votes cast. Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier resignation or removal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors and its Committees

Our Board of Directors currently consists of five (5) members and is responsible for the business and affairs of the Company and considers various matters which require its approval.

During the fiscal year ended December 31, 2009, the Board held one formal meeting and acted on several matters by unanimous written consents.

Board Committees

In March 2008, the Board created the Audit Committee and the Compensation Committee and has adopted charters for these committees.  The Board has determined that in its judgment, Mr. Goldberg, Mr. Qi, and Mr. Zhang are independent directors within the meaning of Section 803 of NYSE Amex Company Guide. Accordingly, all of the members of our Audit Committee and Compensation Committee are independent within the meaning of Section 803 of NYSE Amex Company Guide.

All of the incumbent directors, except Mr. Goldberg, attended at least 75% of the meetings of our Board of Directors and each committee on which he served held during fiscal year ended December 31, 2009.

Audit Committee

The Board of Directors adopted and approved a charter for the Audit Committee on March 13, 2008, and the charter was amended on May 26, 2008 and further amended on June 20, 2008.  A copy of the charter of the Audit Committee, as amended is attached hereto as Appendix A.  Currently, three directors comprise the Audit Committee: Mr. Goldberg, Mr. Qi and Mr. Zhang. Mr. Goldberg serves as Chairman of the Audit Committee. The members of the Audit Committee are currently “independent directors” as that term is defined in Section 803 of NYSE Amex Company Guide. The Board of Directors has determined that Mr. Goldberg qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Our Audit Committee is responsible, in accordance with the Audit Committee charter, for recommending our independent auditors, and overseeing our audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records.

Our Audit Committee pre-approves all audit and non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

During the fiscal year ended December 31, 2009, the Audit Committee held four formal meetings.

Compensation Committee

The Board of Directors adopted and approved a charter for the Compensation Committee on March 13, 2008.  A copy of the Compensation Committee’s charter is attached hereto as Appendix B.

The Compensation Committee currently consists of Mr. Goldberg, Mr. Qi and Mr. Zhang. Mr. Zhang serves as Chairman of the Compensation Committee. The members of the Compensation Committee are currently “independent directors” as that term is defined in Section 803 of NYSE Amex Company Guide.

In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and, and as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other polices, providing assistance and recommendations with respect to the compensation policies and practices of the Company.

During the fiscal year ended December 31, 2009, the Compensation Committee held no formal meetings.

Nominating Committee

The Board does not have a Nominating Committee.  The Board believes that the entire Board is able to fulfill the functions of a Nominating Committee.

The Board does not have a formal process for identifying and evaluating nominees for directors.  Instead, it uses its network of contacts to identify potential candidates.  The members of the Board of Directors then consider and recommend candidates for membership on the Board. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. The Board will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

While the Board of Directors has not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Board of Director seeks nominees with high professional and personal ethics and values, an understanding of our business and the garment industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Board of Directors considers the level of the candidate’s commitment to active participation as a director, both at the Board and committee meetings and otherwise.

 Attendance of Directors at Shareholder Meetings

Directors are expected to attend the annual meeting of shareholders. The Board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

All of the then five board members attended the 2009 Annual Shareholder Meeting held at the Ever-Glory China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China on June 2, 2009.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles

We have adopted a Code of Ethics, which is posted on and can be accessed at our website at http://www.everglorygroup.com/docs/basic.asp?id=5. All of our financial and senior managers and directors including our Chief Executive Officer and the Chief Financial Officer, are required to adhere to the Code of Ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by it regarding accounting or auditing matters, and to allow for the confidential anonymous submission by our employees of concerns regarding accounting or auditing matters.

Director Qualifications and Nominations

The members of the Board of Directors identify, consider and recommend candidates for membership on the Board and will consider suggestions from shareholders for nominees for election as directors at the 2010 Annual Meeting, provided that the recommendations are received on a timely basis and meet the criteria set forth below. The Board of Directors does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders. While the Board of Directors has not determined minimum criteria for director nominees, they seek to achieve a balance of knowledge, experience and capability on our Board. To this end, the Board of Director seeks nominees with high professional and personal ethics and values, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen, and the ability to think strategically. In addition, the Board of Directors considers the level of the candidate’s commitment to active participation as a director, both at Board and committee meetings and otherwise.

Communications with the Board of Directors

Any shareholder who desires to contact the Board or specific members of the Board may do so by writing to: The Board of Directors, Ever-Glory International Group, Inc., Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Served as Director Since

Edward Yihua Kang	47	Chief Executive Officer, President, and Director	2005
Jiajun Sun	37	Chief Operating Officer and Director	2005
Jiansong Wang	31	Chief Financial Officer and Secretary	2010
Gerald (Gerry) Goldberg (1)(2)	67	Director	2010
Changyu Qi (1)(2)	65	Director	2008
Zhixue Zhang (1)(2)	43	Director	2008

(1) Member of the Audit Committee
(2) Member of the Compensation Committee

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships among the directors and executive officers.

Business Experience

From July, 2002 to February, 2004, Mr. Wang served as the Cost Accountant in Nanjing GongNongBing Textile (Group) CO.,Ltd. From March 2004 to June 2006, he served as the General Manager of Accounting Department in MG Garment Manufacturing Co.,Ltd. From July 2006 to August 2009, he served as the International Settlement Accountant for Goldenway Nanjing Garments Co. Ltd., a subsidiary of the Company. From September 2009 to September 1, 2010, he was the General Manager of Accounting Department in Ever-Glory International Group Apparel Inc., a subsidiary of the Company. Mr. Wang earned a Bachelors degree in Accounting from Hehai University in the P.R. China.

The business experience of the Company’s directors is provided under the “Director Nominees” section above on page 4.

 Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.     any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.     any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.     being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.     being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors and certain of our officers, as well as persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports with the SEC. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, and all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were complied with.

Director Independence

Based upon information submitted to the Board by Mr. Goldberg, Mr. Qi and Mr. Zhang, the Board of Directors has determined that they are each “independent” under the NYSE Amex Company Guide. None of the three appointees has participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and each of them are able to read and understand fundamental financial statements.
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of the compensation awarded to our current executive officers. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. In 2009, our Board of Directors and, and now, the Compensation Committee, since its chartering, has overseen and administered our executive compensation program.

Our current executive compensation program presently includes a base salary. Our compensation program does not include (i) discretionary annual cash performance-based incentives, (ii) termination/severance and change of control payments, or (iii) perquisites and benefits.

Executive Compensation

Our current executive compensation program presently includes a base salary. Our compensation program does not include (i) discretionary annual cash performance-based incentives, (ii) termination/severance and change of control payments, or (iii) perquisites and benefits.

Our Compensation Philosophy and Objectives

Our philosophy regarding compensation of our executive officers includes the following principles:

•	our compensation program should align the interests of our management team with those of our shareholders;

•	our compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals;

•	compensation should appropriately reflect differences in position and responsibility;

•	compensation should be reasonable and bear some relationship with the compensation standards in the market in which our management team operates; and

•	the compensation program should be understandable and transparent.

In order to implement such compensation principles, we have developed the following objectives for our executive compensation program:

•	overall compensation levels must be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results;

•
a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals, and that portion should increase as an executive’s position and responsibility increases;

•	total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating goals and strategic initiatives;

•
the number of elements of our compensation program should be kept to a minimum, and those elements should be readily understandable by and easily communicated to executives, shareholders, and others; and

•	executive compensation should be set at responsible levels to promote a sense of fairness and equity among all employees and appropriate stewardship of corporate resources among shareholders.

Determination of Compensation Awards

Our Board of Directors is provided with the primary authority to determine the compensation awards available to our executive officers. To aid the board of directors in making its determination for the last fiscal year, our current senior management provided recommendations to the board of directors regarding the compensation of all executive officers.

Compensation Benchmarking and Peer Group

Our Board of Directors did not rely on any consultants or utilize any peer company comparisons or benchmarking in 2009 in setting executive compensation. However, our management has considered competitive market practices by reviewing publicly available information relating to compensation of executive officers at other comparable companies in the apparel industry in China in making its recommendations to our Board of Directors regarding our executives’ compensation for fiscal year 2009. As our company evolves, we expect to take steps, including the utilization of peer company comparisons and/or hiring of compensation consultants, to ensure that the Board has a comprehensive picture of the compensation paid to our executives and with a goal toward total direct compensation for our executives that are on a par with the median total direct compensation paid to executives in peer companies if annually established target levels of performance at the company and business segment level are achieved.

Elements of Compensation

Presently, we compensate our executives with only a base salary. We do not pay any compensation to our executive officers in the form of discretionary annual cash performance-based incentives, long-term incentive plan awards or perquisites and other compensation, although our board of directors may recommend and institute such forms of compensation in the future.

Base Salaries

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our employees, including our named executive officers. All of our named executive officers, including our Chief Executive Officer, are subject to employment agreements, and accordingly each of their compensation has been determined as set forth in their respective agreement. When establishing base salaries for 2009, subject to the provisions of each person's employment agreement, our Board and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates to assume the individual's role.

Discretionary Annual Cash Performance-Based Incentives

In 2009, we did not pay any compensation in the form of discretionary annual cash performance-based incentives or other forms of bonuses to our Chief Executive Officer and each other named executive officer. Our Compensation Committee may, however, recommend such bonuses in the future.

Long-Term Incentive Plan Awards

We currently do not have an equity incentive plan, and no separate stock awards or stock option grants were made to any of the named executive officers during the fiscal year ended December 31, 2009. No stock options were held by the named executive officers as of December 31, 2009.

Perquisites and Other Compensation

We do not have any retirement or pension plans in place for any of our named executives. Our named executive officers are eligible for group medical benefits that are generally available to and on the same terms as our other employees.

Management’s Role in the Compensation-Setting Process

Our management plays a role in our compensation-setting process. We believe this input from management to the Compensation Committee is needed in order for the committee to evaluate the performance of our officers, recommend business performance targets and objectives, and recommend compensation levels. Our management may from time to time, make recommendations to our Board of Directors regarding executive compensation. During this process, management may be asked to provide the board with their evaluation of the executive officers’ performances, the background information regarding our strategic financial and operational objectives, and compensation recommendations as to the executive officers.

Summary Compensation Table for Fiscal Year 2009, 2008 and 2007

The following table sets forth information for the fiscal year ended December 31, 2009, 2008 and 2007 concerning the compensation paid and awarded to all individuals serving as (a) our Chief Executive Officer and Chief Financial Officer (b) the three most highly compensated Executive Officers (other than our Chief Executive Officer and Chief Financial Officer) of ours and our subsidiaries at the end of our fiscal year ended December 31, 2009, 2008 and 2007 whose total compensation exceeded $100,000 for these periods, and (c) two additional individuals for whom disclosure would have been provided pursuant to (b) except that they were not serving as executive officers at the end of our fiscal year ended December 31, 2009. These individuals may be collectively referred to in this report as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Edward Yihua Kang
Chairman of the
Board, Chief	2009	16,394	43,988	—	—	—	—	—	60,382
Executive Officer	2008	25,824	—	—	—	—	—	—	25,824
and President	2007	19,830	—	—	—	—	—	—	19,830

Yan Guo
Chief Financial	2009	3,167	14,663	—	—	—	—	—	17,830
Officer and	2008	3,161	11,527	—	—	—	—	—	14,688
Director	2007	2,805	—	—	—	—	—	—	2,805

(1)
All compensation is paid in Chinese RMB. For reporting purposes, the amounts in the table above have been converted to U.S. Dollars at the conversion rate of  7.60 RMB,  6.94 RMB and 6.82 RMB to one  for year 2007, 2008 and 2009 respectively. The officers listed in this table received no other form of compensation in the years shown, other than the salary set forth in this table.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by the executive officers during the year ended December 31, 2009. We do not have any retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees. The Board of Directors may recommend adoption of one or more such programs in the future.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

The Company entered into an employment agreement with Edward Yihua Kang on November 1, 2005 pursuant to which Mr. Kang was appointed as the Chief Executive Officer and President of the Company. In determining the compensation to be paid to Mr. Kang, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Kang in order to arrive at an appropriate compensation level.

The Company entered into an employment agreement with Jiajun Sun on November 1, 2005 pursuant to which Mr. Sun was appointed as the Chief Operating Officer of the Company. In determining the compensation to be paid to Mr. Sun, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Mr. Sun in order to arrive at an appropriate compensation level.

The Company entered into an employment agreement with Ms. Yan Guo on November 1, 2005 pursuant to which Mr. Guo was appointed as the Chief Finance Officer of the Company. In determining the compensation to be paid to Ms. Guo, the Board of Directors and the Compensation Committee reviewed the overall performance of the Company and the relative contribution of Ms. Guo in order to arrive at an appropriate compensation level.

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with us, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

There are no compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of us which would in any way result in payments to any such person because of his resignation, retirement, or other termination of employment with us, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End December 31, 2009

None of our executive officers were granted or otherwise received any option, stock or equity incentive plan awards during 2009 and there were no outstanding unexercised options previously awarded to our officers and directors, during the fiscal year ended on December 31, 2009.

Director Compensation for Fiscal 2009

The following table reflects all compensation awarded to, earned by or paid to the Company’s directors for the fiscal year ended December 31, 2009. Directors who are also officers do not receive any additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Options Awards ($)	Non- Equity Incentive Plan Compensat ion ($)	Non-Qualif ied Deferred Compensat ion Earnings ($)	All Other Compensat ion ($)	Total ($)
Edward Yihua Kang (2)	60,382	—	—	—	—	—	60,382
Jiajun Sun (3)	56,757	—	—	—	—	—	56,757
Yan Guo	17,830	—	—	—	—	—	17,830
Bennet P. Tchaikovsky (4)	—	30,647	—	—	—	—	30,647
Changyu Qi	—	5,000	—	—	—	—	5,000
Zhixue Zhang	—	5,000	—	—	—	—	5,000

(1)	All compensation was paid in RMB. The amounts in the foregoing table have been converted into U.S. Dollar at the conversion rate of 6.82 RMB to the dollar.
(2)	Mr. Kang received salary during 2009 of $60,382 and total compensation of $60,382 in consideration of his services as our Chief Executive Officer.
(3)	Mr. Sun received salary during 2009 of $56,757 and total compensation of $56,757 in consideration of his services as our Chief Operating Officer.
(4)	Mr. Tchaikovsky resigned from the Board on November 25, 2009. He received stock compensation according the following annual compensation arrangement for the period of services he provided.
(5)	On March 14, 2008, the Board approved the following annual compensation for its independent (non-employee) directors, which shall apply for 2009:

Service Description	Amount (in U.S. dollars)

Base Compensation	$3,000
Audit Committee Member	$1,000
Compensation Committee Member	$1,000
Audit Committee Chairman	$3,000
Audit Committee Financial Expert	$26,000

Each director may be appointed to perform multiple functions or serve on multiple committees, and accordingly, may be eligible to receive more than one category of compensation described above. Annual compensation to Mr. Zhixue Zhang and Mr. Changyu Qi will be paid in the form of a number of shares of the Company’s restricted common stock having an aggregate value equal to the annual compensation, as determined by the average per share closing prices of the Company’s common stock as quoted on the OTCBB or NYSE Amex, as applicable, for the five trading days leading up to and including the last trading date of the quarter following which the shares are to be issued (i.e. when the shares are issued within 30 days following the end of the second quarter, and when the shares are issued within 30 days following the end of the fourth quarter) of the year for which compensation is being paid.  Mr. Goldberg will receive an annual compensation of $24,000 in cash and in such number of shares of the Company’s restricted common stock having the aggregate value equal to $10,000, as determined by the average per share closing prices of the Company’s common stock as quoted on the OTCBB or NYSE Amex, as applicable, for the five trading days leading up to and including the last trading date of the quarter following which the shares are to be issued (i.e. when the shares are issued within 30 days following the end of the second quarter, and when the shares are issued within 30 days following the end of the fourth quarter) of the year for which compensation is being paid.. Compensation, in the form of shares, shall be issued and paid semi-annually, within 30 days following the end of the second quarter (beginning with the second quarter of 2008), and within 30 days after the end of the fourth quarter, of each calendar year.  In addition, the Annual Compensation will be pro rated daily (based on a 360 day year) for any portion of the year during which a director serves.   Independent directors are also eligible for reimbursement of all travel and other reasonable expenses relating to the directors’ attendance of board meetings. In addition, the Company has agreed to reimburse independent directors for reasonable expenses incurred in connection with the performance of duties as a director of the Company.

Certain Relationship And Related Transactions

Mr. Kang is the Company’s Chairman and Chief Executive Officer. Ever-Glory Hong Kong is the Company’s major shareholder. Mr. Xiaodong Yan is Ever-Glory Hong Kong’s shareholder. All transactions associated with the following companies controlled by Mr. Kang or Mr. Yan are considered to be related party transactions. All related party outstanding balances are short-tem in nature and are expected to be settled in cash.

Sales and Cost of Sales to Related Parties

Sales and cost of sales for the year ended December 31, 2009 were from transactions with Nanjing Knitting, Jiangsu Ever-Glory and Shanghai La Chapelle.

	2009		2008
	Sales	Cost of Sales	Sales	Cost of Sales
Shanghai La Chapelle	$63,466	$45,563
Nanjing Knitting	$9,353	$9,015	$681,167	$621,103
Jiangsu Ever-Glory	$389	$387
Total	$73,208	$54,965	$681,167	$621,103

Purchases from, and Sub-contracts with Related Parties

The Company purchased raw materials from related companies totaling $2,728,896 and $1,828,661 during the years ended December 31, 2009 and 2008, respectively.

	2009	2008
Nanjing Knitting	$2,686,863	$1,828,661
Jiangsu Ever-Glory	$42,033
Total	$2,728,896	$1,828,661

In addition, the Company sub-contracted certain manufacturing work to related companies totaling $1,814,846 and $1,327,965 for the years ended December 31, 2009 and 2008, respectively. The Company provided raw materials to the sub-contractors and was charged a fixed fee for labor provided by the sub-contractors.

Sub-contracts with related parties included in cost of sales for the years ended December 31, 2009 and 2008 are as follows:

	2009	2008
Nanjing Knitting	$591,470	$706,201
Nanjing Ever-Kyowa,	955,792	621,764
Ever-Glory Vietnam	246,936
Ever-Glory Cambodia	20,648
Total	$1,814,846	$1,327,965

Accounts Payable – Related Parties

The Company purchases raw materials from and subcontracts some of its production to related parties. Accounts payable to related parties are as follows:

	2009	2008
Nanjing Knitting	$153,660	$0
Nanjing Ever-Kyowa	335,546	0
Total	$489,206	$0

Amounts Due From Related Party

Jiangsu Ever-Glory International Group Corp., (“Jiangsu Ever-Glory”) is an entity engaged in importing/exporting, apparel-manufacture, real-estate development, car sales and other activities. Jiangsu Ever-Glory is controlled by the Company’s Chief Executive Officer. Because of restrictions on its ability to directly import and export products, the Company utilizes Jiangsu Ever-Glory as its agent, to assist the Company with its import and export transactions and its international transportation projects. Import transactions primarily consist of purchases of raw materials and accessories designated by the Company’s customers for use in garment manufacture. Export transactions consist of the Company’s sales to foreign markets such as Japan, Europe and the United States. As the Company’s agent, Jiangsu Ever-Glory’s responsibilities include managing customs, inspection, transportation, insurance and collections on behalf of the Company. Jiangsu Ever-Glory also manages transactions denominated in currencies other than the Chinese RMB at rates of exchange agreed between the Company and Jiangsu Ever-Glory and based upon rates of exchange quoted by the People’s Bank of China. In return for these services, Jiangsu Ever-Glory charges the Company a fee of approximately 3% of export sales.  For import transactions, the Company may make advance payments, through Jiangsu Ever-Glory, for the raw material purchases, or Jiangsu Ever-Glory may make advance payments on the Company’s behalf. For export transactions, accounts receivable for export sales are remitted by the Company’s customers through Jiangsu Ever-Glory, who forwards the payments to the Company. The Company and Jiangsu Ever-Glory have agreed that balances from import and export transactions may be offset.  Amounts due to (from) Jiangsu Ever-Glory are typically settled within 60-90 days. Interest of 0.5% is charged on net amounts due at each month end. Interest income for the years ended December 31, 2009 and 2008 was $614,842 and $217,181 respectively. Following is a summary of import and export transactions for the years ended December 31, 2009 and 2008:

	Accounts Receivable	Accounts Payable	Net
As of January 1,2009	$17,938,281	$6,372,707	$11,565,574
Sales/Purchases	$68,275,235	$31,836,171
Payments Received/Made	$70,467,973	$35,818,220
As of December 31,2009	$15,745,543	$2,390,658	$13,354,885

Approximately 69% of the receivable balance at December 31, 2009 was settled by March 30, 2010.

Other Payables – Related Parties

As of December 31, 2009 and 2008, other payables due to related parties were as follows:.

	2009	2008
Shanghai La Chapelle Garment and Accessories Company Limited	$293,400
Ever-Glory Enterprise HK Limited		$754,589
	$293,400	$754,589

The balance as of December 31, 2008 included $200,000 for the purchase of Catch-Luck and $554,589 was due for legal and professional fees paid by Ever-Glory Enterprise HK Limited on behalf of the Company. In 2009 the Company repaid $754,589 to Ever-Glory Hong Kong.

In February, July and August 2009, LA GO GO borrowed $293,400 (RMB 2 million) from Shanghai La Chapelle for operations. This loan is interest free and due on demand. Management expects to repay this loan in cash from operations in 2010. ..

Loan from Related Party

As of December 31, 2009 and 2008 the Company owed $2,575,759 and $2,660,085, respectively to Blue Power Holdings Limited., a company controlled by the Company’s Chief Executive Officer. Interest is charged at 6% per annum on the amounts due. The loans are due between July 2010 and April 2011. For years ended December 31,2009 and 2008, the Company incurred interest expense of $115,674 and $175,100, respectively. The accrued interest is included in the carrying amount of the loan in the accompanying balance sheets. On November 18, 2009, the Company repaid $200,000 to Blue Power Holdings Limited.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

 The Audit Committee has selected GHP Horwath, P.C (“GHP Horwath”) to serve as the independent registered public accounting firm of the Company for the three fiscal quarters ending September 30, 2010. GHP Horwath was the Company’s independent registered public accounting for the fiscal years ending December 31, 2009.

We are asking our shareholders to ratify the selection of GHP Horwath as our independent registered public accounting firm. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by GHP Horwath that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of GHP Horwath are not expected to attend the Annual Meeting in person and therefore are not expected to be available to respond to any questions.  As a result, representatives of GHP Horwath will not make a statement at the Annual Meeting.

Audit Committee Report

A copy of our Audit Committee Report is attached to this proxy statement as Appendix A.

Principal Accountant Fees and Services

Fees for audit services include fees associated with the annual audit and the review of documents filed with the SEC including quarterly reports on Form 10-Q and the Annual Report on Form 10-K. Audit-related fees principally included accounting consultation and information system control reviews.    Tax fees included tax compliance, tax advice and tax planning work.

	2009	2008
Audit fees	$216,000	$248,000
Audit- related fees	-	-
Tax fees	-	-
All other fees	-	-

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GHP HORWATH AS OUR INDEPENDENT AUDITORS FOR THE THREE FISCAL QUARTERS ENDING SEPTEMBER 30, 2010 (ITEM 2 ON THE ENCLOSED PROXY CARD).

OTHER MATTERS

Our Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendations of management.
PROXY SOLICITATION

Ever-Glory will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This proxy statement and the accompanying materials, in addition to being made available to shareholders and to brokers, custodians, nominees and other like parties, will be available to beneficial owners of shares of common stock pursuant to the SEC rules concerning Internet Availability of Proxy Materials. We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies there for.

We may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

SHAREHOLDER PROPOSALS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2011 annual meeting of shareholders and which such shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices within a reasonable time before the company begins to print and send its proxy materials. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation, and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

ANNUAL REPORT

Our Annual Report on Form 10-K, including our financial statements for the year ended December 31, 2009, and this proxy statement are being made available to all shareholders entitled to notice of and to vote at the Annual Meeting.  Additional copies may be requested in writing. Such requests should be submitted to Ever-Glory’s China headquarters, Ever-Glory Commercial Center No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China. Exhibits to the Form 10-K will also be provided upon specific request.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Edward Yihua Kang
Chairman of the Board

October 13, 2010

EVER-GLORY INTERNATIONAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2010 ANNUAL MEETING OF SHAREHOLDERS
November 18, 2010 (Beijing Time)

The shareholders hereby appoint Yanhua Huang and Jiansong Wang, or either of them, as proxies, each with the power to appoint them substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Ever-Glory International Group, Inc. that the shareholders are entitled to vote at the 2010 Annual Meeting of Shareholders to be held on November 18, 2010, 10:00 a.m. Beijing Time, at the Ever-Glory China headquarters, Ever-Glory Commercial Center, No. 509 Chengxin Road, Jiangning Development Zone, Nanjing, Jiangsu 211102 China, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVER-GLORY INTERNATIONAL GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2

1.	ELECTION OF DIRECTORS	For	Against	Abstain	2.	RATIFICATION OF AUDITORS	For	Against	Abstain

	NOMINEES:					Ratifying GHP Horwath P.C. serve as the independent registered public accounting firm of the Company for the three fiscal quarters ending September 30, 2010
	1a. Edward Yihua Kang

	1b. Jiajun Sun

	1c. Gerald (Gerry) Goldberg

	1d. Changyu Qi

	1e. Zhixue Zhang

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned
Shareholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2.

Please sign your name exactly as it appears hereon. When signing as
Attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date

APPENDIX A Audit Committee Report

In accordance with our written charter adopted by the Board of Directors, the Audit Committee oversees the quality and integrity of our accounting and financial reporting practices and the audit of our consolidated financial statements by our independent registered public accounting firm.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2009, with our management and our independent registered public accounting firm, GHP Horwath, prior to public release.  The Audit Committee has discussed with GHP Horwath, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee has received the written disclosures and the letter from GHP Horwath, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with GHP Horwath, their independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors and the Board of Directors has approved that the audited consolidated financial statements for the year ended December 31, 2009, be included in our Annual Report on Form 10-K.

Respectfully submitted by the Audit Committee,
Gerald (Gerry) Goldberg, Chairman Chairman
Changyu Qi Zhixue Zhang

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.